UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 29, 2016

ATVRockN

 (Exact name of registrant as specified in its charter)

Nevada	000-54739	27-4594495
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

208 Summitral Lane

Dawsonville, GA 30534

 (Address of Principal Executive Officers)

Registrant's telephone number, including area code:   (404) 229-0493

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

(a) On February 29, 2016, a change in control of the registrant occurred. Pursuant to Tim Moody’s agreement to serve as Chief Executive Officer of the Company, the Company issued 5,500,000 common shares, par value $0.001 per share, to Mr. Moody. In addition, Legal Beagle Services transferred 5,000 Series A preferred shares to Moody Capital, an entity controlled by Tim Moody. Legal Beagle Services also transferred 6,250 Series A preferred shares to Hal Heyer, MD, in exchange for the retirement a note payable by the Company to Dr. Heyer. Finally, Legal Beagle Services agreed to cancel and return to treasury all but 62,000 remaining Series A preferred shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of all shares of the Company’s common stock owned on the Record Date for (i) each person who owns beneficially more than five percent of the outstanding shares of common stock, (ii) each of our directors and named executive officers, and (iii) all directors and officers in a group:

Shares Beneficially Owned				% of Total Voting Power(1)
	Common		Voting Preferred
Name of Beneficial Owner	Shares	%	Shares	%
Named Executive Officers and Directors:
Hal B. Heyer, MD (2)	6,600,000		-	-	-

Tim Moody (3)	5,500,000		-	-	-

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(1) Percentage of total voting power represents voting power with respect to all shares of our common stock (12,400,000 issued and outstanding) and Preferred stock (71,250 shares issued and outstanding), as a single class. The holders of our Preferred Stock are not entitled to vote, and holders of our common stock are entitled to one vote per share.

2) Hal B. Heyer, MD, 1420 London Road, Suite 100, Duluth, MN 55805

3) Tim Moody, 208 Summitrail Lane, Dawsonville, GA 30534

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned Chairman hereunto duly authorized.

Date: March 3, 2016	ATVRockN

/s/ Tim Moody
Tim Moody Chief Executive Officer